EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Renovo announces results of latest Phase 2 studies of JUVISTA® (human recombinant TGFβ3)

Basingstoke, UK and Philadelphia, US – March 3, 2008 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, notes that Renovo Group plc, (LSE: RNVO) (“Renovo”) has today announced the results of Renovo’s latest Phase 2 studies of JUVISTA® (human recombinant TGFβ3) in scar revision surgery (RN1001-319-1009) and in breast augmentation (RN1001-319-1010).

Renovo’s press release can be found on http://www.renovo.com.

The two trials announced by Renovo are part of a broad global Phase 2 clinical program to assess the safety, efficacy, dose and dose frequency of JUVISTA in a variety of surgical procedures.

Shire is at present assessing these latest results with all other results produced to date and plans to discuss these with the US Food and Drug Administration (FDA) in 2008 to determine the regulatory path forward in the United States.

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For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

Financial terms of the agreement with Renovo

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Under the terms of the agreement with Renovo, Shire has the exclusive right to commercialize JUVISTA worldwide, with the exception of EU member states.

As previously announced, Shire will bear the cost of clinical trials designed specifically for obtaining US regulatory approval.  Renovo will bear the costs of clinical trials designed specifically for obtaining EU regulatory approval.  Shire and Renovo will share equally the costs of conducting global clinical trials that are designed for obtaining both US and EU regulatory approvals.

The financial terms of the agreement are geared to the success of the development and commercialization of JUVISTA.  Shire has paid Renovo US$75 million cash upfront (expensed as R&D for US GAAP purposes) and made an equity investment in Renovo Group plc of US$50 million (at a subscription price of £2 per share, which at the date of the original announcement represented approximately 7% of Renovo’s share capital).

On the FDA’s acceptance of the filing of the biologics license application for JUVISTA, Shire will pay US$25 million and on FDA approval, between US$50 and US$150 million depending on the characteristics of the approved product labelling.  In addition, Shire will pay to Renovo royalties on sales of JUVISTA and milestone payments of up to US$525 million on the achievement of significant sales targets.

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.  Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research; product development including, but not limited to, the successful development of JUVISTA® (Human TGFβ3) and GA-GCB (velaglucerase alfa); manufacturing and commercialization including, but not limited to, the launch and establishment in the market of VYVANSE™(lisdexamfetamine dimesylate) (Attention Deficit and Hyperactivity Disorder (“ADHD”)); the impact of competitive products including, but not limited to, the impact of those on Shire’s ADHD franchise; patents including, but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval including, but not

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limited to, the expected product approval date of INTUNIV™ (guanfacine extended release) (ADHD); Shire’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc’s filings with the Securities and Exchange Commission, particularly Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2007.

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